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                                                                   EXHIBIT 10.23


                       AMENDMENT TO EMPLOYMENT AGREEMENT


     This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of December 31, 1998, between Channell Commercial Corporation, a Delaware corporation (the "Company"), and William H. Channell, Jr. ("Executive"), with reference to the Employment Agreement between the parties dated as of July 8, 1996 (the "Employment Agreement"). Except as otherwise defined in this Amendment, capitalized terms used herein have the same meanings given in the Employment Agreement.

     NOW, THEREFORE, based on the mutual covenants contained herein and in the Employment Agreement, the parties agree as follows:

     1.   Amendment to Employment Agreement.  Section 3.2 of the Employment
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Agreement is hereby amended to add to the end of such Section the following:

     "Notwithstanding anything to the contrary in any annual cash bonus program of the Company (whether pursuant to the 1996 Performance Based Annual Incentive Compensation Plan or otherwise), Executive shall be entitled to receive payment of the annual cash bonus amount computed with respect to each Term Year only if Executive continues to provide full-time services to the Company as follows (it being the intention that the annual bonus computed with respect to each Term Year be earned and paid only if such continued service requirement is satisfied): if full-time employment continues through March 31 of the year following the Term Year, 30% of payment to be made; if full-time employment continues through June 30 of the year following the Term Year, 30% of payment to be made; if full-time employment continues through September 30 of the year following the Term Year, 20% of the payment to be made; and if full-time employment continues through December 31 of the year following the Term Year, 20% of the payment to be made."

     2.   No Other Changes.  Except as expressly provided in this Amendment, the
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Employment Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date set forth above.

                                        CHANNELL COMMERCIAL
                                        CORPORATION

/s/ Willliam H. Channell, Jr.           /s/ Gary W. Baker
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William H. Channell, Jr.                By: Gary W. Baker
                                        Its: C.F.O.